Exhibit 10.12

SETTLEMENT AND RELEASE AGREEMENT

This SETTLEMENT AND RELEASE AGREEMENT (this “Agreement”) is dated as of May 19, 2022, by and between OTR Acquisition Corp. (together with its parents, subsidiaries and affiliates, “OTR”), Comera Life Sciences, Inc. (together with its parents, subsidiaries and affiliates, “Comera Life Sciences”), Comera Life Sciences Holdings, Inc. (together with its parents, subsidiaries and affiliates, “Comera Life Sciences Holdings”) and Maxim Group LLC (together with its parents, subsidiaries and affiliates, “Maxim”). OTR, Comera Life Sciences, Comera Life Sciences Holdings and Maxim are each sometimes referred to herein individually as a “Party” and together as the “Parties.”

W I T N E S S E T H

WHEREAS, on or around November 17, 2020, Maxim and OTR executed an underwriting agreement related to the initial public offering of OTR (the “Underwriting Agreement”);

WHEREAS, pursuant to Section 1.3 of the Underwriting Agreement, Maxim and OTR agreed that 3.25% of the gross proceeds from the sale of the Firm Units and the gross proceeds from the sale of the Option Units, for a total of $3,395,389 (the “Deferred Underwriting Commission”), was deposited in and held in the Trust Account and would be payable directly from the Trust Account, without accrued interest, to Maxim for its own account upon consummation of the Business Combination1;

WHEREAS, Maxim and Comera Life Sciences (formerly known as ReForm Biologics, Inc.) entered into an engagement agreement regarding the provision of advisory services, dated October 13, 2020, as amended and restated on or about August 16, 2021, and as further amended on or about January 25, 2022 (the “Comera Advisory Agreement”);

WHEREAS, OTR is in the process of consummating a Business Combination with Comera Life Sciences, Comera Life Sciences Holdings and other parties;

WHEREAS, given the significant number of redemptions of OTR’s publicly traded shares in connection with the Business Combination, OTR has informed Maxim that there are insufficient funds in the Trust Account to permit OTR to pay the Deferred Underwriting Commission;

WHEREAS, Comera Life Sciences and Maxim desire to amend the terms of the Comera Advisory Agreement; and

WHEREAS, the Parties wish to resolve certain disputes that have arisen or may arise between the Parties regarding their rights and obligations relating to the Deferred Underwriting Commission or Comera Advisory Agreement.

[1]	Capitalized terms in this recital that are not otherwise defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

NOW THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1.    Consideration Relating to the Deferred Underwriting Commission. In lieu of the Deferred Underwriting Commission that is owed to Maxim by OTR:

a.

Comera Life Sciences Holdings shall, immediately prior to the closing of the Business Combination, issue to Maxim Partners LLC shares of Series A Convertible Perpetual Preferred Stock (“Series A Preferred Shares”) in an amount equal in value to $3,395,389 (the “Maxim Preferred Underwriting Shares”), based on the valuation (the “Valuation”) set forth in the Certificate of Designation for the Series A Preferred Shares included on Exhibit A hereto (the “Certificate of Designation”), which Maxim Preferred Underwriting Shares shall have the rights, terms and conditions; set forth in the Certificate of Designation; and

b.

The Maxim Preferred Underwriting Shares shall be held at the transfer agent of Comera Life Sciences Holdings, Inc. in book entry in the name of Maxim Partners LLC as of the closing of the Business Combination.

In addition, Maxim hereby waives the Right of First Refusal set forth in Section 3.32 of the Underwriting Agreement.

2.    Consideration Relating to the Comera Advisory Agreement. In lieu of the Cash Fee that is owed to Maxim by Comera Life Sciences pursuant to the first paragraph of Section 3(B) of the Comera Advisory Agreement (and solely with respect to such Cash Fee),:

a.

Comera Life Sciences Holdings shall, immediately prior to the closing of the Business Combination, issue to Maxim Partners LLC Series A Preferred Shares in an amount equal in value to $910,000 (i.e., the $1,000,000 Cash Fee less Retainer payments of $90,000) (the “Maxim Preferred Advisory Shares” and together with the “Maxim Preferred Underwriting Shares, the “Maxim Partners Preferred Shares”), based on the Valuation, which Maxim Preferred Advisory Shares will have the rights, terms and conditions set forth in the Certificate of Designation; and

b.	The Maxim Preferred Advisory Shares shall be held at the transfer agent of Comera Life Sciences Holdings in book entry in the name of Maxim Partners LLC as of the closing of the Business Combination.

Notwithstanding anything else contained in the Comera Advisory Agreement, each of Comera Life Sciences and Maxim hereby agrees that from and after the consummation of the Business Combination, Sections 3(B), 3(C) and 3(D) of the Comera Advisory Agreement shall only be applicable with respect to a Transaction or Financing involving a counterparty that was introduced by Maxim to Comera Life Sciences prior to the date of this Agreement and set forth on Exhibit B attached hereto (each, a “Maxim Party”) and, for the avoidance of doubt, (i) no additional Success Fee shall at any time be payable to Maxim by Comera Life Sciences or Comera Life

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Sciences Holdings pursuant to the Comera Advisory Agreement in connection with, and (ii) Maxim shall not have any other rights with respect to, any Transaction or Financing consummated at any time following the closing of the Business Combination with a counterparty that is not a Maxim Party. For the sake of clarity, the contingency payment, milestone payment or deferred consideration Success Fee obligations in Section 3(B) with respect to the Business Combination or any Transaction or Financing involving a Maxim Party are not affected by the foregoing.

3.    Maxim Investment. Maxim Partners LLC (or an affiliate thereof) shall invest $1,000,000 via a private placement in common stock of Comera Life Sciences Holdings (“Private Placement Shares”) at a price per share of $10.25 immediately prior to the closing of the Business Combination. In addition, the Private Placement Shares shall be held at the transfer agent of Comera Life Sciences Holdings in book entry in the name of Maxim Partners LLC (or an affiliate) as of the closing of the Business Combination. In the event that the Business Combination is not consummated within twenty-four hours of the receipt of the funds, any funds paid by Maxim in consideration of the Private Placement Shares shall be promptly returned to Maxim (to the same account from which it is received) within forty-eight hours of receipt.

4.    Comera Advisory Agreement Amendment. The eighth, ninth and tenth sentences of Section 3(B) of the Comera Advisory Agreement2 is hereby replaced with the following:

The shares of Common Stock that comprise the Success Fee are registered pursuant to the approved Proxy/Registration Statement in connection with the Closing of the Transaction. One hundred percent (100%) of such Common Stock shall be unrestricted and freely tradeable, and the Company shall immediately take all necessary steps to ensure that its transfer agent effects immediate delivery of the unrestricted (“clean”) Common Stock to Maxim Partners LLC.

5.    Registration Rights. Comera Life Sciences Holdings shall provide Maxim certain registration rights with respect to the Private Placement Shares and the common stock issuable upon conversion of the Maxim Partners Preferred Shares, as set forth in the registration rights agreement among Comera Life Sciences Holdings and Maxim, dated the date hereof.

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For the sake of clarity, the sentences being replaced state: “The shares of Common Stock that comprise the Success Fee will be registered in connection with the Closing of the Transaction, or if not so registered, Maxim shall be afforded demand and unlimited piggyback registration rights with respect to the Common Stock. Upon registration, fifty percent (50%) of such Common Stock shall be unrestricted and freely tradeable, and the Company shall immediately take all necessary steps to ensure that its transfer agent effects immediate delivery of the unrestricted (“clean”) Common Stock to Maxim Partners LLC. The fifty percent (50%) balance of the Common Stock shall be restricted until the earlier of (i) six (6) months from the Closing of the Transaction and (ii) the date following the Closing on which the Common Stock has a closing price equal to or greater than $10.00 for five (5) of the preceding ten (10) trading days. Upon the occurrence of either event, the Company shall immediately take all necessary steps to ensure that its transfer agent effects immediate delivery of the unrestricted (“clean”) Common Stock to Maxim Partners LLC.”

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6.    Partial Release of OTR, Comera Life Sciences Holdings and Comera Life Sciences. As of the issuance of Maxim Partners Preferred Shares, Maxim, for itself and any of its direct and indirect affiliates, parent corporations, subsidiaries, subdivisions, successors, predecessors, members, shareholders and assigns (collectively, “Maxim Releasors”), hereby (a) releases, acquits and forever discharges OTR, Comera Life Sciences Holdings and Comera Life Sciences and each of their direct and indirect affiliates, parents, subsidiaries, subdivisions, successors, predecessors, members, shareholders, and assigns, and their present and former officers, directors, legal representatives, employees, agents and attorneys, and their heirs, executors, administrators, trustees, successors and assigns (the parties so released, herein each a “OTR/Comera Releasee” and collectively, the “OTR/Comera Releasees”) of and from any and all causes of actions, claims, suits, liens, losses, damages, judgments, demands, liabilities, rights, obligations, costs, expenses, and attorneys’ fees of every nature, kind and description whatsoever, at law or in equity, whether individual, class or derivative in nature, whether based on federal, state or foreign law or right of action, mature or unmatured, accrued or not accrued, known or unknown, fixed or contingent, which the Maxim Releasors ever had, now have or hereafter can, shall or may have against any of the OTR/Comera Releasees by reason of any matter, cause or thing whatsoever arising out of Section 1.3 or Section 3.32 of the Underwriting Agreement, the Cash Fee set forth in Section 3(B) of the Comera Advisory Agreement (excluding the contingency payment, milestone payment or deferred consideration Success Fee obligations with respect to the Business Combination), or Section 3(B), 3(C) or 3(D) of the Comera Advisory Agreement as relates to any Transaction or Financing that does not involve a Maxim Party (excluding the contingency payment, milestone payment or deferred consideration Success Fee obligations with respect to the Business Combination) (collectively, the “OTR/Comera Released Claims”) and (b) covenants not to institute, maintain or prosecute any action, claim, suit, complaint, proceeding or cause of action or any kind to enforce any of the OTR/Comera Released Claims, unless such claim relates to or arises from the OTR/Comera Releasee’s failure to perform under this Agreement. In any litigation arising from or related to an alleged breach of this Section, this Agreement may be pleaded as a defense, counterclaim or crossclaim, and shall be admissible into evidence. Each Maxim Releasor expressly covenants and agrees that the release granted by it in this Section shall be binding in all respects upon the Maxim Releasors and shall inure to the benefit of the successors and assigns of the OTR/Comera Releasees, and agrees that the OTR/Comera Releasees shall have no further liabilities or obligations to Maxim Releasors under Section 1.3 or Section 3.32 of the Underwriting Agreement, with respect to the Cash Fee in Section 3(B) of the Comera Advisory Agreement (excluding the contingency payment, milestone payment or deferred consideration Success Fee obligations with respect to the Business Combination), or Section 3(B), 3(C) or 3(D) of the Comera Advisory Agreement as relates to any Transaction or Financing that does not involve a Maxim Party (excluding the contingency payment, milestone payment or deferred consideration Success Fee obligations with respect to the Business Combination), except as provided in this Agreement. Excluded from the foregoing releases are any claims relating to or arising from the enforcement of this Agreement.

7.    Partial Release of Maxim. As of the issuance of Maxim Partners Preferred Shares and the purchase of the Private Placement Shares, each of OTR, Comera Life Sciences Holdings and Comera Life Sciences, for themselves and each of their direct and indirect affiliates, parent corporations, subsidiaries, subdivisions, successors, predecessors, members, shareholders and assigns (collectively the “OTR/Comera Releasors”), hereby (a) releases, acquits and forever discharges Maxim and each of its direct and indirect affiliates, parents, subsidiaries, subdivisions,

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successors, predecessors, members, shareholders, and assigns, and their present and former officers, directors, legal representatives, employees, agents and attorneys, and their heirs, executors, administrators, trustees, successors and assigns (the parties so released, herein each a “Maxim Releasee” and collectively, the “Maxim Releasees”) of and from any and all causes of actions, claims, suits, liens, losses, damages, judgments, demands, liabilities, rights, obligations, costs, expenses, and attorneys’ fees of every nature, kind and description whatsoever, at law or in equity, whether individual, class or derivative in nature, whether based on federal, state or foreign law or right of action, mature or unmatured, accrued or not accrued, known or unknown, fixed or contingent, which the OTR/Comera Releasors ever had, now have or hereafter can, shall or may have against any Maxim Releasees by reason of any matter, cause or thing whatsoever arising under, related to Section 1.3 of the Underwriting Agreement or the Cash Fee set forth in Section 3(B) of the Comera Advisory Agreement (collectively, the “Maxim Released Claims”) and (b) covenants not to institute, maintain or prosecute any action, claim, suit, complaint, proceeding or cause of action or any kind to enforce any of the Maxim Released Claims, unless such claim relates to or arises from Maxim’s failure to perform under this Agreement. In any litigation arising from or related to an alleged breach of this Section, this Agreement may be pleaded as a defense, counterclaim or crossclaim, and shall be admissible into evidence. Each OTR/Comera Releasor expressly covenants and agrees that the release granted by it in this Section shall be binding in all respects upon the OTR/Comera Releasors and shall inure to the benefit of the successors and assigns of the Maxim Releasees, and agrees that the Maxim Releasees shall have no further liabilities or obligations to the OTR/Comera Releasors under Section 1.3 of the Underwriting Agreement or with respect to the Cash Fee in Section 3(B) of the Comera Advisory Agreement, except as provided in this Agreement. Excluded from the foregoing releases are any claims relating to or arising from the enforcement of this Agreement.

8.    Maxim Representations. Maxim represents and warrants that it is (i) an accredited investor, (ii) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Maxim Partners Preferred Shares and Private Placement Shares (the “Securities”), and has so evaluated the merits and risks of such investment. Maxim is able to bear the economic risk of an investment in the Maxim Partners Preferred Shares and Private Placement Shares and, at the present time, is able to afford a complete loss of such investment and (iii) it is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting Maxim’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Maxim understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities hereunder in the ordinary course of its business.

9.    Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same Agreement. A facsimile or PDF signature shall be deemed to be an original signature for all purposes.

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10.    Further Assurances. Each Party hereto agrees that, from time to time, such Party will promptly execute and deliver all such further notices, instruments, consents and documents, and take all such further action, as may be reasonably necessary to effect the agreements of the Parties hereto set forth herein.

11.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Party hereto and its successors and assigns. The Parties acknowledge and agree that the Maxim Releasees and OTR/Comera Releasees are intended third party beneficiaries of this Agreement and that each of them may independently enforce the terms of this Agreement just as if they were parties.

12.    Interpretation; Entire Agreement. This Agreement sets forth the entire agreement and understanding among the Parties relating to the subject matter of this Agreement and all prior or contemporaneous agreements, understandings, representations and settlements, oral or written, relating to the subject matter, are merged herein. This Agreement is not intended to, nor shall be deemed to, obviate, supersede or otherwise affect any terms of the Underwriting Agreement, the Comera Advisory Agreement or other agreements that may exist between the Parties, except as specifically set forth herein. This Agreement may not be altered or amended except by a written instrument signed by all of the Parties. Any provision of this Agreement is found to be contrary to law or otherwise invalid, void or unenforceable, it shall be deemed omitted but shall not affect the remaining terms of this Agreement, which shall remain in full force and effect.

13.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any law or principles that would make this choice of law provision invalid. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

14.    Authority. Each person whose signature is affixed hereto in a representative capacity represents and warrants that he or she is authorized and empowered to execute this Agreement on behalf of, and to bind, the person or entity on whose behalf his or her signature is affixed, and the Parties hereto represent and warrant that they have all requisite authority to enter into this agreement and effect the terms thereof.

[Signature Page Follows]

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Intending to be legally bound hereby, the parties executed the foregoing Settlement and Release Agreement this 19th day of May, 2022.

OTR ACQUISITION CORP.

By:	/s/ Nicholas J. Singer
Name:	Nicholas J. Singer
Title:	Chief Executive Officer

COMERA LIFE SCIENCES HOLDINGS, INC.

By:	/s/ Jeffrey Hackman
Name:	Jeffrey Hackman
Title:	Chief Executive Officer

COMERA LIFE SCIENCES, INC.

By:	/s/ Jeffrey Hackman
Name:	Jeffrey Hackman
Title:	Chief Executive Officer

MAXIM GROUP LLC

By:	/s/ Clifford Teller
Name:	Clifford Teller
Title:	Co-President

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Exhibit A

Certificate of Designation

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CERTIFICATE OF DESIGNATION

OF

SERIES A CONVERTIBLE PERPETUAL PREFERRED STOCK

OF

COMERA LIFE SCIENCES HOLDINGS, INC.

(Pursuant to Section 151 of the General Corporation Law of the State of Delaware)

Comera Life Sciences Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter, the “Corporation”), hereby certifies that:

1.    This Certificate of Designation of Series A Convertible Perpetual Preferred Stock shall be effective at 1:01 p.m. Eastern time on May 19, 2022.

2.    The following resolution was duly adopted by the Board of Directors of the Corporation (or a duly authorized committee thereof) as required by Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”):

“NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the certificate of incorporation of the Corporation, there is hereby created and provided out of the authorized but unissued preferred stock, par value $0.0001 per share, of the Corporation (“Preferred Stock”), a new series of Preferred Stock, and there is hereby established and fixed the number of shares included such series, the voting powers, full or limited, or that such series shall have no voting powers, and, the designations, powers, preferences and relative, participating, optional, special and other rights, if any, of such series and the qualifications, limitations and restrictions, if any, of such series as follows:

Series A Convertible Perpetual Preferred Stock:

Section 1.    Designation and Number. The shares of such series shall be designated as “Series A Convertible Perpetual Preferred Stock,” par value $0.0001 per share, of the Corporation (the “Series A Preferred Stock”), and the number of shares constituting such series shall be Four Thousand Three Hundred and Five (4,305).

Section 2.    Definitions. The following terms shall have the following meanings for purposes of this Certificate of Designation (as the same may be amended or amended and restated from time to time, this “Certificate of Designation”):

(a)    “Additional Shares of Common Stock” shall mean all shares of Common Stock issued other than: (i) shares of Common Stock issued upon conversion of Series A Preferred Stock pursuant to Section 7; (ii) shares of Common Stock issued upon conversion, exchange or exercise of Common Stock Equivalents; (iii) shares of Common Stock issued upon a split or a combination or a reclassification or recapitalization of outstanding shares of Common Stock, in each case, as provided in Section 8(a) - (c), liquidation, dissolution or winding up of the Corporation, a Qualifying Merger or a Qualifying Sale; and (iv) shares of Common Stock issued to employees or directors of, or consultants to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors.

(b)    “Average Price” shall mean, in respect of shares of Common Stock or any other securities, as of any day or relevant period (as applicable): (i) the volume weighted average price for such shares or securities on a National Securities Exchange for such day or relevant period (as applicable) as reported by Bloomberg Finance Markets (“Bloomberg”) through its “Volume at Price” functions; (ii) if, as determined by the Board of Directors, a National Securities Exchange is not the principal securities exchange or trading market for such shares or securities, the volume weighted average of such shares or securities for such day or relevant period (as applicable) on the securities exchange or trading market for such shares or securities determined by the Board of Directors to be the principal securities exchange or trading market for such shares or securities as reported by Bloomberg through its “Volume Price” functions; (iii) if the foregoing clauses (i) and (ii) do not apply, the last closing trading price for such day or the average of the last closing trading prices for such relevant period (as applicable) of such shares or securities in the over-the-counter market on the electronic bulletin board for such shares or securities as reported by Bloomberg; (iv) if the forgoing clauses (i) and (ii) do not apply, and no last closing trade price for such day or relevant period (as applicable) is reported by Bloomberg, the last closing ask price for such day or the average of the last closing ask prices for such relevant period (as applicable) of such shares or securities as reported by Bloomberg; or (v) if the forgoing clauses (i) – (iv) do not apply, the fair market value of such share or security for such day or relevant period (as applicable) as determined by the Board of Directors.

(c)    “Board of Directors” shall mean the Board of Directors of the Corporation.

(d)    “Certificate of Incorporation” shall mean the certificate of incorporation of the Corporation (including any certificate filed with the Secretary of State of the State of Delaware establishing a series of Preferred Stock), as the same may be amended or amended and restated.

(e)    “Common Stock” shall mean the common stock, par value $0.0001 per share, of the Corporation.

(f)    “Common Stock Equivalents” shall mean securities convertible into, or entitling the holder to receive, directly or indirectly, shares of Common Stock or rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Common Stock other than such securities or rights, options or warrants issued: (i) on or prior to the Series A Original Issue Date; and (ii) to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors.

(g)    “Equity Financing” shall mean any transaction occurring after the Series A Original Issue Date involving the issuance or sale of Additional Shares of Common Stock or Common Stock Equivalents, including, without limitation, pursuant to an equity line of credit facility, a registered offering, a private investment in public equity or otherwise; “Equity Financings” means more than one of such transactions.

(h)    “Liquidation Proceeds” shall have the meaning set forth in Section 4(a).

(i)    “National Securities Exchange” shall mean the Nasdaq Stock Market, the New York Stock Exchange or any other national securities exchange.

(j)    “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, and 15(d) (or any successor thereto) of the Securities Exchange Act of 1934, as amended.

(k)    “Qualifying Financing Event” shall mean the last closing of one or more Equity Financings resulting in aggregate proceeds to the Corporation (after deductions for fees, costs and expenses actually incurred by the Corporation in connection therewith) of $5,000,000.00.

(l)    “Qualifying Financing Period” shall have the meaning set forth in Section 12(a).

(m)    “Qualifying Financing Proceeds” shall mean thirty percent (30%) of the proceeds to the Corporation (after deduction for fees, costs and expenses actually incurred by the Corporation in connection therewith) from any one or more Equity Financings in excess of $5,000,000.00.

(n)    “Qualifying Merger” shall mean: (i) a merger or consolidation to which the Corporation is a constituent entity and which results in fifty percent (50%) or more of the capital stock or similar equity interest of the surviving, resulting or consolidated entity or fifty percent (50%) or more of the voting power of the capital stock or similar equity interest of the surviving, resulting or consolidated entity, in either case, being held by persons and/or entities other than the persons and/or entities that, immediately prior to the effective time of such merger or consolidation, owned fifty percent (50%) or more of the capital stock of the Corporation or fifty percent (50%) or more the voting power of the capital stock of the Corporation; or (ii) a merger or consolidation to which any one or more of the Corporation’s subsidiaries is a constituent entity and which results in fifty percent (50%) or more of the capital stock of the Corporation or fifty percent (50%) or more of the voting power of the capital stock of the Corporation, in either case, being held by persons and/or entities other than the persons and/or entities that, immediately prior to the effective time of such merger or consolidation, owned fifty percent (50%) or more of the capital stock of the Corporation or fifty percent (50%) or more of the voting power of the capital stock of the Corporation.

(o)    “Qualifying Merger Consideration” shall have the meaning set forth in Section 4(b).

(p)    “Qualifying Sale” shall mean any sale, lease or exchange of all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises. For purposes of this definition of Qualifying Sale only, the property and assets of the Corporation shall include the property and assets of any subsidiary (as defined in Section 271(c) of the DGCL) of the Corporation.

(q)    “Qualifying Sale Consideration” shall have the meaning set forth in Section 4(c).

(r)    “Securities Act” means the Securities Act of 1933, as amended.

(s)    “Series A Conversion Price” shall mean $12.56, as adjusted pursuant to Section 8.

(t)    “Series A Corporation Redemption Date” shall have the meaning set forth in Section 11(a).

(u)    “Series A Dividend Junior Stock” shall mean the Common Stock and any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of the Certificate of Incorporation ranking junior to the Series A Preferred Stock as to dividends.

(v)    “Series A Dividend Parity Stock” shall mean any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of the Certificate of Incorporation ranking pari passu to the Series A Preferred Stock as to dividends. As of the Series A Original Issue Date, there is no Series A Dividend Parity Stock.

(w)    “Series A Dividend Rate” shall mean, for each outstanding share of Series A Preferred Stock, eight percent (8.0%) per annum on the Series A Preference Price for the first six Series A Quarterly Dividend Payment Dates following the Series A Original Issue Date, which such Series A Dividend Rate shall increase by two percent (2.0%) per annum on the Series A Preference Price from and after each successive Series A Quarterly Dividend Payment Date following such first six Series A Quarterly Dividend Payment Dates, up to a maximum of eighteen percent (18.0%) per annum on the Series A Preference Price; provided, however, that if there is a Series A Dividend Rate Modifier, the Series A Dividend Rate shall automatically be increased to the maximum of eighteen percent (18.0%).

(x)    “Series A Dividend Rate Modifier” shall mean the occurrence of any one or more of the following: (i) The Corporation shall have failed to issue and deliver a certificate or certificates representing the number of whole shares of Common Stock and cash in lieu of fractional shares of Common Stock to which a holder shall be entitled to Section 7(c); (ii) The Corporation shall have failed to make any adjustment or readjustment of the Series A Conversion Price pursuant to Section 8; (iii) The Corporation shall have failed to reserve and keep available out of its authorized but unissued shares of Series A Preferred Stock then outstanding, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding; (iv) The Corporation shall have failed to deliver the Series A Redemption Price, in cash, to the holders of shares of Series A Preferred Stock entitled thereto pursuant to Section 11(c); and (v) The Corporation shall have failed to deliver the Series A Redemption Price, in cash, to the holders of Series A Preferred Stock entitled thereto pursuant to Section 12(d).

(y)    “Series A Dividend Senior Stock” shall mean any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of the Certificate of Incorporation ranking senior to the Series A Preferred Stock as to dividends. As of the Series A Original Issue Date, there is no Series A Dividend Senior Stock.

(z)    “Series A Liquidation Junior Stock” shall mean the Common Stock and any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of the Certificate of Incorporation ranking junior to the Series A Preferred Stock as to a liquidation, dissolution or winding up of the Corporation.

(aa)    “Series A Liquidation Parity Stock” shall mean any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of the Certificate of Incorporation ranking on parity with the Series A Preferred Stock as to a liquidation, dissolution or winding up of the Corporation. As of the Series A Original Issue Date, there is no Series A Liquidation Parity Stock.

(bb)    “Series A Liquidation Senior Stock” shall mean any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of the Certificate of Incorporation ranking senior to the Series A Preferred Stock as to a liquidation, dissolution or winding up of the Corporation. As of the Series A Original Issue Date, there is no Series A Liquidation Senior Stock.

(cc)    “Series A Optional Conversion Date” shall have the meaning set forth in Section 7(b).

(dd)    “Series A Optional Redemption Date” shall have the meaning set forth in Section 12(d).

(ee)    “Series A Original Issue Date” shall mean the date of the first issuance of any share or shares of Series A Preferred Stock.

(ff)    “Series A Original Purchase Price” shall mean $1,000.00 per share of Series A Preferred Stock.

(gg)    “Series A Preference Price” shall mean, with respect to an outstanding share of Series A Preferred Stock, the Series A Original Purchase Price (as adjusted for any split or subdivision of outstanding shares of Series A Preferred Stock, any combination of outstanding shares of Series A Preferred Stock or a reclassification or recapitalization of outstanding shares of Series A Preferred Stock (other than a split or subdivision or combination), in each case, occurring after the Series A Original Issue Date), plus the aggregate amount of dividends then accrued on such share of Series A Preferred Stock.

(hh)    Series A Qualifying Merger Junior Stock” shall mean the Common Stock and any outstanding series of Preferred Stock provided for a fixed pursuant to the provisions of the Certificate of Incorporation ranking junior to the Series A Preferred Stock as to a Qualifying Merger.

(ii)    “Series A Qualifying Merger Parity Stock” shall mean any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of the Certificate of Incorporation ranking on parity with the Series A Preferred Stock as to a Qualifying Merger. As of the Series A Original Issue Date, there is no Series A Qualifying Merger Parity Stock.

(jj)    “Series A Qualifying Merger Senior Stock” shall mean any outstanding series of Preferred Stock provided or fixed pursuant to the provisions of the Certificate of Incorporation ranking senior to the Series A Preferred Stock as to a Qualifying Merger. As of the Series A Original Issue Date, there is no Series A Qualifying Merger Senior Stock.

(kk)    “Series A Qualifying Sale Junior Stock” shall mean the Common Stock and any outstanding series of Preferred Stock provided for a fixed pursuant to the provisions of the Certificate of Incorporation ranking junior to the Series A Preferred Stock as to a Qualifying Sale.

(ll)    “Series A Qualifying Sale Parity Stock” shall mean any outstanding series of Preferred Stock provided for or fixed pursuant to the provisions of the Certificate of Incorporation ranking on parity with the Series A Preferred Stock as to a Qualifying Sale. As of the Series A Original Issue Date, there is a Series A Qualifying Sale Parity Stock.

(mm)    “Series A Qualifying Sale Senior Stock” shall mean any outstanding series of Preferred Stock provided or fixed pursuant to the provisions of the Certificate of Incorporation ranking senior to the Series A Preferred Stock as to a Qualifying Merger. As of the Series A Original Issue Date, there is no Series A Qualifying Sale Senior Stock.

(nn)    “Series A Quarterly Dividend Payment Date” shall have the meaning set forth in Section 3(a).

(oo)    “Series A Redemption Price” shall mean, with respect to an outstanding share of Series A Preferred Stock, (i) the Series A Original Purchase Price (as adjusted for any split or subdivision of outstanding shares of Series A Preferred Stock, any combination of outstanding shares of Series A Preferred Stock or a reclassification or recapitalization of outstanding shares of Series A Preferred Stock (other than a split or subdivision or combination), in each case, occurring after the Series A Original Issue Date), plus (ii) the aggregate amount of dividends then accrued on such share of Series A Preferred Stock, in each case, determined as of the Series A Corporation Redemption Date or the Series A Optional Redemption Date, as applicable.

(pp)    “Trading Day” shall mean any day on which the National Securities Exchange is open for business (other than a day on which the National Securities Exchange is scheduled to or does close prior to its regular weekday closing time).

Unless the context otherwise requires: (i) the word “or” is not exclusive; (ii) the words “including” or “includes” shall be deemed to be following by “without limitation”; (iii) words in the singular include the plural and in the plural include the singular; and (iv) the words “herein,” “hereof” and “hereunder” or words of similar import refer to this Certificate of Designation as a whole and not to a particular Section, subsection or clause of this Certificate of Designation.

Section 3.    Dividends.

(a)    Preferential Dividends. Subject to the rights of the holders of any Series A Dividend Senior Stock, for so long as any shares of Series A Preferred Stock shall be outstanding, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive, except to the extent prohibited by Delaware law governing distributions to stockholders, prior and in preference to the declaration or payment of any dividend on any Series A Dividend Junior Stock, and on a pari passu basis with respect to the declaration or payment of any dividend on any Series A Dividend Parity Stock, dividends when, as and if declared by the Board of Directors, payable quarterly on January 1, April 1, July 1 and October 1 of each calendar year (provided, however, that if such date is not a business day, the relevant quarterly dividend shall be payable on the first business day following such date) (each date a “Series A Quarterly Dividend Payment Date”), commencing on and including July 1, 2022, which dividends shall be paid in cash at the Series A Dividend Rate. Such dividends shall cumulate quarterly at the Series A Dividend Rate if not declared and paid on a Series A Quarterly Dividend Payment Date. If the dividend to be distributed among the holders of outstanding shares of Series A Preferred Stock and Series A Dividend Parity Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire amount available for distribution under Delaware law governing distributions to stockholders shall be distributed ratably among the holders of outstanding shares of Series A Preferred Stock and Series A Dividend Parity Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive.

(b)     Dividends in Excess of Preferential Dividends. The holders of outstanding shares of Series A Preferred Stock shall not be entitled to the declaration and payment of any dividend in excess of full cumulative dividends on the Series A Preferred Stock as provided in this Section 3.

Section 4.    Liquidation, Dissolution or Winding Up; Qualifying Merger; Qualifying Sale.

(a)    Liquidation, Dissolution or Winding Up. Subject to the rights of the holders of any Series A Liquidation Senior Stock, in the event of the Corporation’s liquidation, dissolution or winding up, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to the Corporation’s stockholders (the “Liquidation Proceeds”), prior and in preference to any distribution of the Liquidation Proceeds to the holders of any Series A Liquidation Junior Stock, and on a pari passu basis with respect to the holders of any Series A Liquidation Parity Stock, consideration in an amount per share equal to the Series A Preference Price. If, upon the occurrence of a liquidation, dissolution or winding up of the Corporation, the Liquidation Proceeds distributed among the holders of outstanding shares of Series A Preferred Stock and any Series A Liquidation Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the entire Liquidation Proceeds shall be distributed ratably among the holders of outstanding shares of Series A Preferred Stock and such Series A Liquidation Parity Stock in proportion to the full preferential amount to which each such holder is otherwise entitled to receive. In the event of the Corporation’s liquidation, dissolution or winding up, after payment in full of the amounts to which they are entitled pursuant to this Section 4(a), the holders of Series A Preferred Stock shall not be entitled to any further right or claim to any of the remaining Liquidation Proceeds. A Qualifying Merger, a Qualifying Sale, a merger or consolidation of the Corporation with or into another corporation or other entity or sale of all or any part of the assets of the Corporation which, in each case, shall not in fact result in the liquidation, dissolution or winding up of the Corporation and the distribution of its assets to its stockholders, shall not be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4(a).

(b)    Qualifying Merger. Subject to the rights of the holders of any Series A Qualifying Merger Senior Stock, in the event of a Qualifying Merger, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive, in connection with the conversion in the Qualifying Merger of the shares of Series A Preferred Stock held by them immediately prior to the effectiveness of the Qualifying Merger, out of the aggregate consideration to which the holders of all capital stock of the Corporation are entitled to receive in connection with the conversion in the

Qualifying Merger of such shares held by them immediately prior to the effectiveness of the Qualifying Merger (the “Qualifying Merger Consideration”), prior and in preference to the receipt of Qualifying Merger Consideration by the holders of any Series A Qualifying Merger Junior Stock, and on a pari passu basis with the receipt of Qualifying Merger Consideration by the holders of any Series A Qualifying Merger Parity Stock, consideration in an amount per share equal to the Series A Preference Price. If, upon the occurrence of a Qualifying Merger, the Qualifying Merger Consideration distributed among the holders of outstanding shares of Series A Preferred Stock and any Series A Qualifying Merger Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled to receive, then the entire Qualifying Merger Consideration shall be distributed ratably among the holders of outstanding shares of Series A Preferred Stock and such Series A Qualifying Merger Parity Stock in proportion to the full preferential amount to which each such holder is otherwise entitled to receive. In the event of a Qualifying Merger, after payment in full of the amounts to which they are entitled pursuant to this Section 4(b), the holders of Series A Preferred Stock shall not be entitled to any further right or claim to any of the remaining Qualifying Merger Consideration.

(c)    Qualifying Sale. Subject to the rights of the holders of any Series A Qualifying Sale Senior Stock, in the event of a Qualifying Sale, the holders of outstanding shares of Series A Preferred Stock shall be entitled to be paid, out of the aggregate consideration payable to the Corporation in such Qualifying Sale (the “Qualifying Sale Consideration”), prior and in preference to the payment, out of the Qualifying Sale Consideration, to holders of any Series A Qualifying Sale Junior Stock, and on a pari passu basis with the payment, out of the Qualifying Sale Consideration, to the holders of any Series A Qualifying Sale Parity Stock, consideration in an amount per share equal to the Series A Preference Price. Subject to the rights of the holders of any Series A Qualifying Sale Senior Stock, in the event of a Qualifying Sale, the Corporation shall apply all of the Qualifying Sale Consideration available for distribution under Delaware law governing distributions to stockholders to the payment of the Series A Preference Price to all holders of outstanding shares of Series A Preferred Stock, and to no other corporate purpose or purposes to the fullest extent permitted by applicable law. If, upon the occurrence of a Qualifying Sale, the Qualifying Sale Consideration thus distributed among the holders of outstanding shares of Series A Preferred Stock and any Series A Qualifying Sale Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled to receive, then the entire Qualifying Sale Consideration shall be distributed ratably among the holders of outstanding shares of Series A Preferred Stock and such Series A Qualifying Sale Parity Stock in proportion to the full preferential amount to which each such holder is otherwise entitled to receive. In the event of a Qualifying Sale, after payment in full of the amounts to which they are entitled pursuant to this Section 4(c), the holders of Series A Preferred Stock shall not be entitled to any further right or claim to any of the remaining Qualifying Sale Consideration.

(d)    Determining Liquidation Proceeds, Qualifying Merger Consideration and Qualifying Sale Consideration. In the event of a liquidation, dissolution or winding up of the Corporation, a Qualifying Merger or a Qualifying Sale, if any of the Liquidation Proceeds, the Qualifying Merger Consideration or the Qualifying Sale Consideration, respectively, is in a form other than cash, its value for purposes of applying the terms of Section 4(a), Section 4(b) and Section 4(c), respectively, shall be the fair market value thereof determined as follows:

(i)    Securities shall be valued at the Average Price of such securities over the twenty (20) Trading Day period ending three (3) Trading Days prior to the distribution date (in the event of a liquidation, dissolution or winding up the Corporation) or the closing date (in the event of a Qualifying Merger or a Qualifying Sale), as applicable;

(ii)    Any consideration other than cash or securities shall be valued by the Board of Directors; and

(iii)    The foregoing methods for valuing consideration other than cash to be distributed in connection with a Qualifying Merger or a Qualifying Sale, as applicable, may be superseded by any determination of such value set forth in the definitive agreements governing such Qualifying Merger or a Qualifying Sale, respectively.

(e)    Noncompliance. In the event the requirements of this Section 4 are not complied with, to the fullest extent permitted by applicable law, the Corporation shall forthwith either:

(i)    Cause the closing of such Qualifying Merger or such Qualifying Sale, as applicable, to be postponed or delayed until such time as the requirements of this Section 4 have been complied with; or

(ii)    Terminate or abandon such Qualifying Merger or such Qualifying Sale, as applicable, in which event (for the avoidance of doubt) the voting powers, if any, and the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions, if any, of Series A Preferred Stock shall, to the fullest extent permitted by applicable law, be the same as or revert to, as applicable, voting powers, if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, existing prior to such Qualifying Merger or such Qualifying Sale, respectively.

Section 5.    Voting.

(a)    General. Except as provided by the Certificate of Incorporation or applicable law, each holder of a share of Series A Preferred Stock, as such, shall be entitled to cast the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted pursuant to Section 7 (as of the record date for determining the stockholders entitled to vote) on all matters on which stockholders are generally entitled to vote; provided, however, to the fullest extent permitted by applicable law, in no event shall the holders of outstanding shares of Series A Preferred Stock be entitled to cast a number of votes exceeding, in the aggregate, 19.99% of the voting power of the then outstanding shares of capital stock of the Corporation (which, for the avoidance of doubt, shall include the Series A Preferred Stock).

(b)    Protective Provisions. For so long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not, directly or indirectly, by amendment, merger, consolidation or otherwise, without (in addition to any other vote required by the Certificate of Incorporation or applicable law) the prior vote or consent of the holders of at least ninety percent (90%) of the then outstanding shares of Series A Preferred Stock, voting or consenting separately as a single class, and any such act or transaction entered into without such vote or consent shall, to the fullest extent permitted by applicable law, be null and void ab initio, and of no force or effect:

(i)    Amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designation if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to affect them adversely;

(ii)    Create, or authorize the creation of, or issue any series of Preferred Stock, or reclassify any class or series of capital stock into any series of Preferred Stock;

(iii)    Purchase or redeem, or permit any subsidiary of the Corporation to purchase or redeem, any shares of any Series A Dividend Junior Stock, Series A Liquidation Junior Stock, Series A Qualifying Merger Junior Stock or Series A Qualifying Sale Junior Stock, other than repurchases of shares of such capital stock from former directors, officers, employees, consultants or other persons performing services for the Corporation or any subsidiary of the Corporation in connection with the cessation of employment or service and for a purchase price per share of such capital stock not exceeding the original purchase price thereof;

(iv)    Incur, or permit the Corporation’s subsidiaries to incur, or issue, or permit the Corporation’s subsidiaries to issue, any indebtedness for borrowed money, including obligations (whether or not contingent), under guaranties, or loans or debt securities, including equity-linked or convertible debt securities;

(v)    Declare or pay any dividend on any Series A Dividend Junior Stock; or

(vi)    Enter into, or permit the Corporation’s subsidiaries to enter into, any agreement, arrangement or understanding providing for any of the actions described in the aforesaid clauses (i) - (v).

Section 6.    Intentionally Omitted.

Section 7.    Optional Conversion.

(a)    Optional Conversion. Each outstanding share of Series A Preferred Stock may be converted into such number of fully paid and nonassessable shares of Common Stock as determined by dividing the Series A Original Purchase Price by the Series A Conversion Price at any time or time to time by the holder thereof pursuant to this Section 7; provided, however, in no event shall outstanding shares of Series A Preferred Stock be converted into more than 19.99% of the outstanding shares of Common Stock.

(b)    Mechanics of Optional Conversion. Any holder of an outstanding share or shares of Series A Preferred Stock desiring to convert such share or shares into shares of Common Stock pursuant to this Section 7(b) shall deliver (on a business day) written notice thereof to the principal office of the Corporation or of any transfer agent for Series A Preferred Stock specifying the number of outstanding shares of Series A Preferred Stock held by such holder proposed to be converted (if such notice is silent as to the number of outstanding shares of Series A Preferred Stock held by the holder and proposed to be converted pursuant to this Section 7(b), the notice shall be deemed to apply to all outstanding shares of Series A Preferred Stock held by such holder), together with the certificate or certificates representing the outstanding share or shares of Series A Preferred Stock proposed to be converted under this Section 7(b), duly indorsed for transfer to the Corporation (the business day on which such written notice and certificate or certificates are delivered to the Corporation as provided in this Section 7(b), the “Series A Optional Conversion Date”).

(c)    Delivery of Shares of Common Stock. The Corporation shall, as soon as practicable, and in no event later than three (3) Trading Days after the Series A Optional Conversion Date, issue and deliver to such holder of Series A Preferred Stock, or the nominee or nominees of such holder, a certificate or certificates representing the number of whole shares of Common Stock to which such holder shall be entitled pursuant to Section 7(a) and cash in lieu of any fractional shares of Common Stock to which such holder is entitled pursuant to Section 7(a), and the certificate or certificates representing the share or shares of Series A Preferred Stock so surrendered shall be cancelled. In the event that there shall have been surrendered a certificate or certificates representing shares of Series A Preferred Stock, only a portion of shall have been converted pursuant to this Section 7, then the Corporation shall also issue and deliver to such holder, or the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Series A Preferred Stock which shall not have been converted pursuant to this Section 7.

(d)    Effect of Conversion. Any conversion pursuant to this Section 7 shall be deemed to have been made immediately prior to the close of business on the Series A Optional Conversion Date and (i) the voting powers, if any, and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of Series A Preferred Stock existing immediately prior to such time shall terminate and (ii) the person or persons entitled to receive a certificate or certificates representing shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of immediately prior to the close of business on the Series A Optional Conversion Date.

Section 8.    Series A Conversion Price Adjustments. The Series A Conversion Price shall be subject to adjustment from time to time after the Series A Original Issue Date as follows:

(a)    Split or Subdivision of Common Stock. In the event that, at any time or from time to time after the Series A Original Issue Date, a record date is fixed for the effectuation of a split or subdivision of outstanding shares of Common Stock, then, as of such record date, the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding.

(b)    Combination of Common Stock. In the event that, at any time or from time to time after the Series A Original Issue Date, a record date is fixed for the effectuation of a combination of outstanding shares of Common Stock, then, as of such record date, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

(c)    Reclassification or Recapitalization of Common Stock. In the event that, at any time or from time to time after the Series A Original Issue Date, there shall be a reclassification or recapitalization of outstanding shares of Common Stock (other than a split or subdivision provided for Section 8(a)., a combination provided for in Section 8(b), a liquidation, dissolution or winding up of the Corporation, a Qualifying Merger or a Qualifying Sale), to the fullest extent permitted by applicable law, provision shall be made so that the holders of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reclassification or recapitalization. In any such case, appropriate adjustment shall, to the fullest extent permitted by applicable law, be made in the application of the provisions of this Section 8(c) with respect to the rights of the holders of Series A Preferred Stock after the reclassification or recapitalization to the end that the provisions of this Section 8(c) (including adjustment of the Series A Conversion Price then in effect and the number of shares received upon conversion of Series A Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable. The provisions of this Section 8(c) shall similarly apply to successive qualifying reclassifications or recapitalizations of outstanding shares of Common Stock (other than a split or subdivision provided for in Section 8(a)., a combination provided for in Section 8(b), a liquidation, dissolution or winding up of the Corporation, a Qualifying Merger or a Qualifying Sale).

(d)    Certificate as to Adjustments. The Corporation shall, upon the written request delivered to the Corporation at the principal office of the Corporation at any time by any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) each adjustment and readjustment of the Series A Conversion Price made pursuant to this Section 8, (ii) the Series A Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Preferred Stock pursuant to Section 7.

Section 9.    Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of outstanding shares of Series A Preferred Stock pursuant to Section 7, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of three hundred percent (300%) of all shares of Series A Preferred Stock then outstanding; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of three hundred percent (300%) of all shares of Series A Preferred Stock then outstanding pursuant to Section 7 then, in addition to such other remedies as shall be available to the holders of Series A Preferred Stock, the Corporation shall, to the fullest extent permitted by applicable law, take such corporate action as may, in the opinion of its counsel, be necessary to increase the total number of authorized shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

Section 10.    Notices. Any notice required by the provisions of this Certificate of Designation to be given to a holder or holders of outstanding shares of Series A Preferred Stock shall be deemed given to each holder of record in any manner permitted under the DGCL.

Section 11.    Redemption at the Option of the Corporation.

(a)    Series A Corporation Redemption Date. Subject to applicable law, upon the business day established by the Board of Directors at any time from time to time from and after the Series A Original Issue Date (such business day, the “Series A Corporation Redemption Date”), and without any action on the part of the Corporation or any holder of outstanding shares of Series A Preferred Stock, one or more or all of the outstanding shares of Series A Preferred Stock (as determined by the Board of Directors) shall be redeemed by the Corporation on the Series A Corporation Redemption Date at the Series A Redemption Price, which aggregate number of shares of Series A Preferred Stock to be redeemed shall be effected pro rata based on the number of outstanding shares of Series A Preferred Stock held by a holder bears to the number of outstanding shares of Series A Preferred Stock held by all holders of Series A Preferred Stock. The Corporation shall provide (on a business day) written notice to the holders of outstanding shares of Series A Preferred Stock of the Series A Corporation Redemption Date not less than ten (10) business days prior to the Series A Corporation Redemption Date setting forth (i) the Series A Corporation Redemption Date, (ii) the Series A Redemption Price and (iii) the aggregate number of outstanding shares of Series A Preferred Stock to be redeemed by the Corporation on such Series A Corporation Redemption Date.

(b)    Payment of the Series A Redemption Price. The Series A Redemption Price shall be paid in cash. Upon the Series A Corporation Redemption Date, the Corporation shall, except to the extent prohibited by Delaware law governing distributions to stockholders, apply all of the assets of the Corporation to the payment of the Series A Redemption Price to the holders of shares of Series A Preferred Stock entitled thereto, and to no other corporate purpose or purposes to the fullest extent permitted by applicable law.

(c)    Delivery of the Series A Preference Price. The Corporation shall, as soon as practicable, and in no event later than three (3) Trading Days after the Series A Corporation Redemption Date, deliver the Series A Redemption Price, in cash, to the holders of shares of Series A Preferred Stock entitled thereto by either (i) wire transfer, to an account designated by the relevant holder by written notice delivered to the Corporation at the principal office of the Corporation or of any transfer agent for Series A Preferred Stock not less than two (2) business days prior to the Series A Corporation Redemption Date, or (ii) delivery of a check, to the address of the relevant holder as shown on the books and records of the Corporation.

(d)    Effect of Redemption. Redemption of one or more all of the outstanding shares of Series A Preferred Stock pursuant to this Section 11 shall be deemed to have been made immediately prior to the close of business on the Series A Corporation Redemption Date. From and after the Series A Corporation Redemption Date, each share of Series A Preferred Stock redeemed pursuant to this Section 11 shall no longer be deemed to be outstanding and all rights in respect of such share of Series A Preferred Stock shall cease, except for the right to receive the Series A Redemption Price.

Section 12.    Redemption at the Option of a Holder.

(a)    Qualifying Financing Period. Subject to applicable law, at any time from time to time during the five (5) Trading Day period following a holder’s receipt of written notice pursuant to Section 12(b) or Section 12(c) (such period, the “Qualifying Financing Period”), each holder of an outstanding share or shares of Series A Preferred Stock shall have the right to cause the Corporation to redeem, solely and exclusively out of the then aggregate Qualifying Financing Proceeds, any or all of the outstanding shares of Series A Preferred Stock held by such holder at the Series A Redemption Price.

(b)    Notice of Qualifying Financing Event. Not more than three (3) Trading Days after the occurrence of the Qualifying Financing Event, the Corporation shall deliver (on a business day) written notice to the holders of then outstanding shares of Series A Preferred Stock and make a public announcement, in each case, of (i) the date of the occurrence of the Qualifying Financing Event and (ii) the then aggregate Qualifying Financing Proceeds.

(c)    Quarterly Notice of Equity Financings. From and after the occurrence of the Qualifying Financing Event, not more than three (3) Trading Days after each Series A Quarterly Dividend Payment Date following the date of the occurrence of the Qualifying Financing Event, the Corporation shall deliver (on a business day) written notice to the holders of the then outstanding shares of Series A Preferred Stock and make a public announcement, in each case, of then then aggregate Qualifying Financing Proceeds.

(d)    Mechanics of Redemption upon a Qualifying Financing. A holder of an outstanding share or shares of Series A Preferred Stock desiring to cause the Corporation to redeem any or all of the outstanding shares of Series A Preferred Stock held by such holder pursuant to this Section 12 shall deliver (on a business day) written notice thereof to the principal office of the Corporation or of any transfer agent for Series A Preferred Stock any time during the Qualifying Financing Period specifying the number of shares of outstanding Series A Preferred Stock held by such holder proposed to be redeemed (if such notice is silent as to the number of outstanding shares of Series A Preferred Stock held by the holder and proposed to be redeemed pursuant to this Section 12, the notice shall be deemed to apply to all outstanding shares of Series A Preferred Stock held by such holder), together with the certificate or certificates representing the outstanding shares of Series A Preferred Stock proposed to be redeemed under this Section 12, duly indorsed for transfer to the Corporation (the business day on which such written notice and certificate or certificates are delivered to the Corporation pursuant to this Section 12(d), the “Series A Optional Redemption Date”).

(e)    Payment of the Series A Redemption Price. The Series A Redemption Price shall be paid in cash. Upon the Series A Optional Redemption Date, the Corporation shall, except to the extent prohibited by Delaware law governing distributions to stockholders, apply all of the Qualifying Financing Proceeds to the payment of the Series A Redemption Price to the holders of outstanding shares of Series A Preferred Stock delivering a written notice and certificate or certificates pursuant to Section 12(d) during any Qualifying Financing Period, and to no other corporate purpose or purposes to the fullest extent permitted by applicable law. If the Qualifying Financing Proceeds available for distribution under Delaware law governing distributions to stockholders shall be insufficient to permit the payment of the Series A Redemption Price to all holders of outstanding shares of Series A Preferred Stock delivering a written notice and certificate or certificates pursuant to Section 12(d) during any Qualifying Financing Period, then the entire Qualifying Financing Proceeds available for distribution under Delaware law governing distributions to stockholders shall be utilized to redeem ratably among such holders of outstanding shares of Series A Preferred Stock.

(f)    Delivery of the Series A Redemption Price. The Corporation shall, as soon as practicable, and in no event later than three (3) Trading Days after the Series A Optional Redemption Date, deliver the Series A Redemption Price, in cash, to the holder of shares of Series A Preferred Stock entitled thereto by either (i) wire transfer, to an account designated by the relevant holder by in the written notice delivered by the holder pursuant to Section 12(d), or (ii) delivery of a check, to the address of the relevant holder as shown on the books and records of the Corporation.

(g)    Effect of Optional Redemption. Redemption of outstanding shares of Series A Preferred Stock pursuant to this Section 12 shall be deemed to have been made immediately prior to the close of business on the Series A Optional Redemption Date. From and after the Series A Optional Redemption Date, each share of Series A Preferred Stock redeemed pursuant to this Section 12 shall no longer be deemed to be outstanding and all rights in respect of such share of Series A Preferred Stock shall cease, except for the right to receive the Series A Redemption Price.

Section 13.    Certificated or Uncertificated Shares of Series A Preferred Stock or Common Stock.

(a)    Series A Preferred Stock. If at any time the Board of Directors shall have adopted a resolution or resolutions providing that shares of Series A Preferred Stock shall be uncertificated shares, such resolution or resolutions shall not apply to a share of Series A Preferred Stock represented by a certificate until such certificate is surrendered to the Corporation, and, from and after the effectiveness of such resolution or resolutions as to a share of Series A Preferred Stock, (i) provisions of this Certificate of Designation requiring the surrender of a certificate or certificates representing or formerly representing such shares by a holder shall instead require the delivery of an instruction with a request to register transfer of such shares to the Corporation and (ii) provisions of this Certificate of Designation requiring the delivery of a certificate or certificates representing such shares by the Corporation shall instead require the delivery of the notice contemplated by Section 151(f) of the DGCL.

(b)    Common Stock. If at any time the Board of Directors shall have adopted a resolution or resolutions providing that shares of Common Stock shall be uncertificated shares, such resolution or resolutions shall not apply to a share of Common Stock represented by a certificate until such certificate is surrendered to the Corporation, and, from and after the effectiveness of such resolution or resolutions as to a share of Common Stock, provisions of this Certificate of Designation requiring the delivery of a certificate or certificates representing such shares by the Corporation shall instead require the delivery of the notice contemplated by Section 151(f) of the DGCL.

Section 14.    Status of Converted, Redeemed or Repurchased Shares. If any share of Series A Preferred Stock is converted, redeemed, repurchased or otherwise acquired by the Corporation in any manner whatsoever, the share of Series A Preferred Stock so acquired shall, to the fullest extent permitted by applicable law, be retired and cancelled upon such acquisition, and shall not be reissued as a share of Series A Preferred Stock. Any share of Series A Preferred Stock so acquired shall, upon its retirement and cancellation, and upon the taking of any action required by applicable law, become an authorized but unissued share of Preferred Stock undesignated as to series and may be reissued a part of a new series of Preferred Stock, subject to the conditions and restrictions set forth in the Certificate of Incorporation or imposed by the DGCL.

Section 15.    Waiver. The voting powers, if any, of the Series A Preferred Stock and the preferences and relative, participating, optional, special or other rights, if any, and the qualifications, limitations or restrictions, if any, of the Series A Preferred Stock may be waived as to all shares of Series A Preferred Stock in any instance (without the necessity of calling, noticing or holding a meeting of stockholders) by the consent or agreement of the holders of at least ninety percent (90%) of the then outstanding shares of Series A Preferred Stock, consenting or agreeing separately as a single class.”

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation of the Series A Convertible Perpetual Preferred Stock of Comera Life Sciences Holdings, Inc. on this 19th day of May, 2022.

COMERA LIFE SCIENCES HOLDINGS, INC.

By:	/s/ Jeffrey Hackman
Name:	Jeffrey Hackman
Title:	Chief Executive Officer